UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2015

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

As previously disclosed, on April 29, 2014, Exelon Corporation, a Pennsylvania corporation (“Exelon”), entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) by and among Exelon, Purple Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Exelon (“Merger Sub”), and Pepco Holdings, Inc., a Delaware corporation (“PHI”). The Original Merger Agreement was amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014, among Exelon, Merger Sub and PHI.

Also as previously disclosed, on May 15, 2015, Exelon and PHI announced that the Maryland Public Service Commission (the “MDPSC”) issued its order approving the merger but modifying a number of the proposed conditions. On May 18, 2015, Exelon and PHI announced that they had completed their review of the MDPSC’s order approving their merger and have committed to fulfill the modified, more stringent conditions and package of customer benefits requested by the MDPSC. Following the issuance of the MDPSC order, the Maryland Office of People’s Counsel (“OPC”) and others filed Petitions for Judicial Review seeking to appeal the MDPSC Order. On July 21, 2015, the Maryland OPC filed a Motion in the Circuit Court of Queen Anne’s County, Maryland (the “Circuit Court”) requesting a stay of the MDPSC Order and to set a schedule for discovery and presentation of new evidence. On July 28, 2015 Exelon and PHI filed an opposition to the Maryland OPC motion for a stay. On July 31, 2015 the Sierra Club and the Chesapeake Climate Action Network also filed a motion in the Circuit Court requesting a stay of the MDPSC Order pending review of the appeals. On August 4, 2015, Exelon and PHI filed an opposition to the Sierra Club and Chesapeake Action Network motion for a stay. On August 7, 2015, there was a hearing on the motions for a stay, and on August 12, 2015 the Circuit Court denied the stay.

The proposed merger also remains subject to approval by the public service commission of the District of Columbia. Following the expiration of the U.S. Department of Justice’s review period on December 22, 2014, the Hart-Scott-Rodino Act no longer precludes completion of the merger. Exelon continues to expect to complete the merger in the third quarter of 2015.

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Cautionary Statements Regarding Forward-Looking Information

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2014 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s Second Quarter 2015 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 19; and (3) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer Senior Executive Vice President and Chief Financial Officer Exelon Corporation

August 12, 2015